Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 2, 2011 for Groupon, Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-174661) and related Prospectus of Groupon, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

August 9, 2011